Exhibit 10.27

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Dated: 23 June 2021

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) for the purchase of the membership interests of HOMEMADE MEALS, LLC (“Company”), a Delaware limited liability company, is made this day between the members of the Company described on the signature page (each a “Seller” and collectively the “Sellers”) and Home Bistro, Inc. (“Buyer”), a Nevada corporation.

RECITALS

WHEREAS, the Sellers now own exactly one hundred percent (100%) of the membership interests of the Company (the “Membership Interest.”), and

WHEREAS, the Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Membership Interest (the “Membership Interest Purchase”), and

WHEREAS, Seller desires to assign all their rights to Membership Interest to Buyer;

WHEREAS, the parties hereto desire to complete the Membership Interest Purchase upon the terms and conditions hereinafter stated;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is agreed as follows:

AGREEMENT

1. Sale of Membership Interest. Sellers hereby agree to sell and deliver to Buyer, and Buyer hereby agrees to purchase from Sellers, the Membership Interest, apportioned as indicated on the signature page, attached hereto.

2. Purchase Price. The purchase price for all the Membership Interest sold by Sellers shall be exactly Four Million Two Hundred Sixty-Six Thousand Six Hundred Sixty-Six (4,266,666) shares of restricted common stock of the Buyer (the “Purchase Shares”). Each Seller shall receive its portion of the Purchase Shares as appearing on the signature page to this Agreement.

3. Restrictions on Transfer; Legends. Any Purchase Shares will not be transferable except (a) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (b) upon receipt by the Buyer of a written opinion of counsel reasonably satisfactory to Buyer that is knowledgeable in securities laws matters to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws and such transfer shall be subject to the terms and conditions of the Lock Up Leak Out Agreement, attached hereto as Exhibit A. Restrictive legends must be placed on all certificates representing Purchase Shares, substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

“UNTIL TWENTY-FOUR MONTHS FROM THE DATE OF ISSUANACE THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A LOCKUP AGREEMENT DATED JUNE 11, 2021”

“THESE SECURITIES HAVE RESTRICTED VOTING RIGHTS AND MAY BE SUBJECT TO THE TERMS OF A PROXY ON FILE IN THE COMPANY’S EXECUTIVE OFFICE.”

4. Piggy Back Rights. If, at any time after twelve (12) months from the Closing, the Buyer proposes to register any of its common equity securities under the Securities Act of 1933, as Amended, whether for its own account or for the account of one or more stockholders of the Buyer, and the registration form to be used may be used for any registration of the Shares (a “Piggyback Registration”), the Buyer shall give the Sellers prompt written notice of its intention to effect such a registration and, at the option of Sellers, individually, shall include in such registration all Shares held by the Seller. Any Shares included in a Piggyback Registration shall continue to be subject to any and all lockup and/or leak- out limitations on the Shares.

5. Reorganization. The transaction contemplated herein is intended to comply with Internal Revenue Code § 368(a)(1)(B), and the parties shall take such actions as shall be reasonably necessary to facilitate such intentions. If it is determined either by the parties or the Internal Revenue Service that any clause or portion of this Agreement otherwise would hinder the applicability of Internal Revenue Code § 368(a)(1)(B) to the overall transaction, such clause and/or portion shall be deemed void, so long as in doing so, the material terms and conditions of the Agreement remain in full force.

6. Closing.

a. Unless otherwise agreed by the parties, the Closing shall occur by parties mailing to each other executed Agreements on or before June 11, 2021, (the “Closing”), TIME BEING OF THE ESSENCE, or at such other date as the parties may mutually designate in writing.

b. At the Closing, each Seller shall deliver, or cause to be delivered, to Buyer an Assignment of Membership Interest in the form attached hereto as Exhibit B, or such other form of transfer sufficient to transfer unencumbered ownership to the Buyer.

c. At Closing, Buyer shall deliver to each Seller certificates, or evidence of the issuance otherwise, representing such Seller’s portion of the Purchase Shares evidence that the Purchase Shares have been issued to the Sellers in amounts described on the signature page; and

d. At or upon Closing, the parties shall execute all other documents and take such other actions as are reasonably necessary to carry out the terms of this Agreement and consummate the transactions contemplated hereby.

7. Representations and Warranties of Seller. Each Seller represents and warrants to Buyer as follows:

a.  Authority. Seller has the authority to enter into this Agreement and to carry out its obligations hereunder. Each Seller represents that this Agreement is a valid and binding obligation of the respective Seller. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof will result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either the respective Seller is a party, or by which they or any of their properties or assets may be bound.

b.  Clear Title. Each Seller is the owner, free and clear of any encumbrances, of its membership interest in the Company being exchanged for its pro rata portion of the Purchase Shares.

c.  Accuracy of Statements. Neither this Agreement nor any statement or other information furnished or to be furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

8.  Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

a.  Authority. Buyer has the authority to enter into this Agreement and to carry out its obligations hereunder. Buyer represents that this Agreement is a valid and binding obligation of Buyer.

b.  Accuracy of Statements. Neither this Agreement nor any statement or other information furnished by Buyer to Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, not misleading.

9. Covenants of Sellers. Each Seller agrees that, unless Buyer otherwise agrees in writing, from the date of this Agreement until Closing.

a.  Preservation of Business. Seller shall not (i) intentionally materially impair the goodwill and advantageous relationships of the Company with its customers and other persons having business dealings with the Company; (ii) cause the cancellation or revocation of any licenses, permits, registrations, trade names, service marks, copyrights, or other similar rights of the Company; or (iii) cause the Company to violate any laws applicable to the conduct of its business.

b. Ordinary Course. Seller shall not interfere with the usual, regular, and ordinary course of business of the Company in substantially the same manner as previously, and shall not make any substantial change to their methods of management or operation in respect of the Company; except in either event as shall be reasonably necessary to effectuate the transactions contemplated by this Agreement.

c. Investigation. Seller shall authorize the Company and the Company’s President to (i) permit Buyer access to the Company’s property, books, and records for the purpose of permitting a complete and detailed examination by Buyer, and (i) furnish Buyer, upon request, any information reasonably requested with respect to the Company’s property, assets, business, and affairs.

10.  Covenants of Buyer.

a. Buyer agrees, unless Sellers otherwise agree in writing, that Buyer shall obtain prior to Closing all necessary consents and approvals of all necessary persons to the performance by Buyer of the Membership Interest Purchase contemplated by this Agreement. Buyer shall make all filings applications, statements and reports to all federal and state government agencies or entities which are required to be made prior to Closing by or on behalf of Buyer pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

b. From and after the Closing, Buyer shall not, directly or indirectly, (i) sell, assign, or grant Robert Flutie, Flutie Entertainment USA, Inc., FACA Consulting Group, Inc. and/or any of the family members, employees, contractors or affiliates of Robert Flutie, Flutie Entertainment USA, Inc., or FACA Consulting Group, Inc., or other entity or individual in or of which Robert Flutie is a member owner, officer, partner, director manager, employee or contractor (collectively, the “Flutie Parties”), any ownership interest (including, for the avoidance of doubt, any direct or indirect economic interest, voting interest, or phantom interest) in the Company or any of the Company’s assets (real, personal, tangible or intangible), (ii) hire any of the Flutie Parties as an employee, officer, director, manager, contractor, or agent of the Company or (iii) grant convey or transfer to any of the Flutie Parties any right, title or interest in or to the tradename “Homemade Meals”. In the event that Buyer is acquired by a third party or sells the Company (whether pursuant to a sale of assets, equity, or merger) to a third party, Buyer shall incorporate the covenants contained in this Section 9(b) in any agreement memorializing such sale.

11. Parties Negative Covenants. Each Seller hereby covenants and warrants to each other that, from the date of this Agreement until Closing, they will not, without the prior written consent of the other party, cause the Company to declare or pay any dividend; redeem or otherwise acquire any Membership Interest of its capital Membership Interest now or hereafter outstanding; issue any new or additional Membership Interest, or cancel, sell, transfer or otherwise dispose of the Membership Interest purchased hereunder except upon compliance with the provisions of Section 2 hereof. Each Seller further covenants that he will not cause the Company to create any additional obligations to employees that will survive Closing, including, but not limited to, employee benefit plans, bonuses, and other compensation.

12.  Conditions Precedent to Obligations of Sellers. The obligations of the Seller under this Agreement are subject to the satisfaction of the following conditions on or before Closing unless waived in writing by Sellers.

a.  Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Section 5 hereof shall be true and correct in all material respects as of the date of this Agreement and as of Closing as though made on and as of Closing, except as otherwise specified by this Agreement.

b.  Performance of Obligations of Buyer. Buyer shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them.

13.  Conditions Precedent to Obligations of Buyer. The obligations of Buyer to perform under this Agreement are subject to the satisfaction of the following conditions on or before Closing unless waived in writing by Buyer:

a. Accuracy of Representation and Warranties. The representations and warranties of the Sellers set forth in Section 5 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing date as though made on and as of Closing, except as otherwise specified by this Agreement.

b. Performance of Obligations of Sellers. Each Seller shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement required to be performed and complied with by them.

c.  Reserved.

14.  Survival of Representations and Warranties. Each party hereto covenants and agrees that its representations and warranties contained in this Agreement, and in any document delivered or to be delivered pursuant to this Agreement in connection with Closing hereunder, shall survive Closing.

15. Release Between Members and the Company. Subject to any Settlement Agreement in effect with respect to any Seller, each Seller hereby releases, waives, terminates, forgives and forever discharges the Company and each other Seller and its successors and assigns, from and against any and all causes of action, claims, demands, assertions, liabilities, suits, damages, judgments and executions and any other claim or manner or thing whatsoever in law, equity or otherwise, which such Seller may now have with respect to the Company or any other Seller, whether known or unknown, contingent or absolute, and in any capacity, from the beginning of time, up to and including the date of this Agreement (individually and collectively, “Claims”), including without limitation, any and all Claims arising out of or pursuant to any of the Operating Agreement of the Company. Subject to any Settlement Agreement in effect with respect to the Company, the Company hereby releases, waives, terminates, forgives, and forever discharges each Seller and its successor and assigns from and after any Claims.

16. Indemnification and Release. In consideration of Sellers’, on the one hand, and Buyer’s, on the other hand, mutual execution and performance of this Agreement, each of the Sellers, on the one hand, and the Buyer on the other hand (each, an “Indemnifying Party”) hereby agrees to defend and indemnify the other and its affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Indemnified Parties”) and each Indemnifying Party does hereby agree to hold the Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Indemnified Parties, or any one of them, and each Indemnifying Party, each individually, hereby agree to pay or reimburse the Indemnified Parties for any and all such indemnified Claims payable by any of the Indemnified Parties to any person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Indemnifying Party in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of the Indemnifying Party contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto or thereto.

17.  Notices. All notices, requests, demands, and other communications which are required or may be given under this Agreement shall be in writing, unless otherwise specified in this Agreement, and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Each Sellers:	to the address of Seller appearing its signature to this Agreement

If to the Buyer:	Home Bistro, Inc.

or to such other addresses any party shall have specified by notice in writing to the other.

18. Applicable Law.  The parties acknowledge and agree that any controversy or claim or litigation arising out of or relating to this Agreement shall be governed by and in accordance with the laws of the State of Delaware. In the event of litigation in a court of law, the parties hereby agree to submit to the jurisdiction of the United States District Court for State of Delaware applying Delaware law.

19. Attorney’s Fees. In any action or proceeding brought by any party against the other, the substantially prevailing party shall, in addition to other allowable costs, by entitled to an award of reasonable attorney’s fees.

20. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning and interpretation of this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

22. Severability. In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

23. Entire Agreement/Amendment. This Agreement supersedes all previous Agreements between the parties herein and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter, and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement shall supersede all previous agreements relating to the Company and shall completely terminate the Seller’s interest in and all business relationships with the Company and between or among the parties signing this Agreement. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

24. Vesting/recordation. The parties shall furnish to each other, in form and substance reasonably satisfactory to Buyer, assignments or other instruments of transfer and consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer all right, title and interest in and to the Membership Interest, specifically the Membership Interest Certificates effectively executed by Seller and the return to treasury by the Seller, in proper statutory form for recording if such recording is necessary or appropriate.

25. Recitals. The Recitals are a material portion of this Agreement and are incorporated by reference herein.

THIS SPACE INTENTIONALLY BLANK SIGNATURE PAGE TO FOLLOW

[Signature page Homemade Meals, LLC Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLERS

Seller	% Held	Purchase Shares Received	Signature	Date
AC Branding, LLC	46.87%	2,000,000	/s/ Ayesha Curry	07/01/2021

Flutie Entertainment USA, Inc.	15.10%	644,444	/s/ Robert Flutie	06/23/2021

FACA Consulting Group, Inc.	36.46%	1,555,556	/s/ Robert Flutie	06/23/2021

Danielle Iturbe	1.56%	66,667	/s/ Danielle Iturbe	06/29/2021

TOTAL	100%	4,266,667

BUYER
Home Bistro, Inc.

By:	/s/ Zalmi Duchman
Zalmi Duchman, President

COMPANY
Homemade Meals, LLC

By:	/s/ Zalmi Duchman
Zalmi Duchman, President

EXHIBIT A

[See attached.]

EXHIBIT B

FORM OF ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, _____________________________ (hereinafter referred to as “Assignor”) does hereby assign, set over and transfer to Home Bistro, Inc. (hereinafter referred to as “Assignee”) effective as of 12:01 am on the date written below, a ____% membership interest in Homemade Meals, LLC (the “Company Interest”).

Assignor warrants and represents to Assignee that the title conveyed is good, its transfer is rightful; and the Company Interest transferred hereunder is good and free and clear from all liens or encumbrances or claims of creditors.

Assignor does for itself and its successors and assigns, covenant and agree to defend title to the Company Interest against any and every person for the benefit of Assignee, her successors in interest and assigns, and to grant such further assurances of the same as may be reasonably requested by Assignee.

IN WITNESS WHEREOF, the undersigned has hereunto set my hand and seal this _______ day of ___________, 2021.

WITNESS:	[Assignor Name]

	By:	__________________________(SEAL)
Name:
Title: